Plan 145





















                            HALLIBURTON SAVINGS PLAN













                             As Amended and Restated
                             Effective April 1, 1999



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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE 1  INTRODUCTION                                                       1
         Section 1.1.      Change of Name, Restatement, and Redesign of Plan  1

ARTICLE 2  JOINING THE PLAN                                                   2
         Section 2.1.      Employees Eligible to Participate                  2
         Section 2.2.      Initial Enrollment and Membership                  2
         Section 2.3.      Transfers                                          3
         Section 2.4.      Recommencement by Former Employee                  4
         Section 2.5.      Leased Employees                                   4
         Section 2.6.      Spinoff                                            4

ARTICLE 3  CONTRIBUTIONS                                                      5
         Section 3.1.      Employee Contributions                             5
         Section 3.2.      Company Contributions                              5
         Section 3.3.      Rollover Contributions                             5
         Section 3.4.      Employee Contribution Elections                    5
         Section 3.5.      Payment of Contributions to Trust                  6
         Section 3.6.      Statutory Limitations and Disposition of Excess    6

ARTICLE 4  ACCOUNTS OF MEMBERS                                               10
         Section 4.1.      Individual Account for Each Member                10
         Section 4.2.      Separate Accounting                               10
         Section 4.3.      Benefits Not Assignable                           10

ARTICLE 5  INVESTMENTS                                                       12
         Section 5.1.      In General                                        12
         Section 5.2.      Special Investment Provisions                     12

ARTICLE 6  DISTRIBUTION                                                      14
         Section 6.1.      When Distribution May Be Made                     14
         Section 6.2.      Forms of Distribution                             14
         Section 6.3.      Elections Regarding Distribution                  15
         Section 6.4.      Required Time for Distribution                    16
         Section 6.5.      Statutory Requirements Regarding Distribution     17
         Section 6.6.      Distribution upon Death                           17
         Section 6.7.      Direct Rollover of Distribution                   18
         Section 6.8.      Facility of Payment                               19
         Section 6.9.      Forfeitures                                       19
         Section 6.10.     Recovery of Payments Made by Mistake              19

                                      (i)

ARTICLE 7  WITHDRAWALS                                                       21
         Section 7.1.      Withdrawals from After-tax Account                21
         Section 7.2.      Withdrawal After Age 59 1/2                       21
         Section 7.3.      Hardship Withdrawals                              21

ARTICLE 8  LOANS                                                             23
         Section 8.1.      Eligibility for Loan                              23
         Section 8.2       Maximum Loan                                      23

ARTICLE 9  VESTING AND SERVICE                                               24
         Section 9.1.      Vesting                                           24
         Section 9.2.      Service                                           24

ARTICLE 10  ADMINISTRATION OF THE PLAN                                       26
         Section 10.1.     Appointment of the Committee                      26
         Section 10.2.     Procedures                                        26
         Section 10.3.     Records and Reports of the Committee              26
         Section 10.4.     Fiduciary Duties                                  26
         Section 10.5.     Responsibilities of the Board, the Chief
                           Executive Officer, the Committee, and
                           the Trustee                                       26
         Section 10.6.     Allocation or Delegation of Duties and
                           Responsibilities                                  27
         Section 10.7.     Procedure for the Allocation or Delegation
                           of Fiduciary Duties                               28
         Section 10.8.     Expenses                                          28
         Section 10.9.     Indemnification                                   28
         Section 10.10.    Disputes                                          28
         Section 10.11.    Claims Procedure                                  29
         Section 10.12.    Appeal Procedure                                  29
         Section 10.13.    Exhaustion of Administrative Remedies             30
         Section 10.14.    Limitation on Actions                             31
         Section 10.15.    Federal Preemption                                31
         Section 10.16.    No Right to Jury Trial; Evidence                  31
         Section 10.17.    Scope of Review                                   31
         Section 10.18.    Limitation on Damages                             31
         Section 10.19.    Member Plan Data                                  31
         Section 10.20.    Advisors Not Fiduciaries                          32

ARTICLE 11  AMENDMENT, TERMINATION OR MERGER                                 33
         Section 11.1.     Amendment                                         33
         Section 11.2.     Termination                                       33
         Section 11.3.     Merger                                            34
         Section 11.4.     Representations Contrary to Plan                  34

                                      (ii)

ARTICLE 12  ESTABLISHMENT OF TRUST                                           35
         Section 12.1.     Agreements of Trust                               35
         Section 12.2.     Trust Fund for Exclusive Benefit of
                           Members of the Plan and Their Beneficiaries       35
         Section 12.3.     Refund of Certain Company Contributions           35

ARTICLE 13  TOP-HEAVY REQUIREMENTS                                           37
         Section 13.1.     Top-Heaviness Determination                       37
         Section 13.2.     Effect of Top-Heaviness                           37

ARTICLE 14  MISCELLANEOUS                                                    38
         Section 14.1.     Employment Rights                                 38
         Section 14.2.     Headings                                          38
         Section 14.3.     Number and Gender                                 38
         Section 14.4.     Construction                                      38
         Section 14.5.     Uniformed Services Employment and
                           Reemployment Rights Act Requirements              38

ARTICLE 15  GLOSSARY                                                         39
         Section 15.1.     Account                                           39
         Section 15.2.     Affiliated Company                                39
         Section 15.3.     After-tax Contribution                            39
         Section 15.4.     Beneficiary                                       39
         Section 15.5.     Board                                             40
         Section 15.6.     Break in Service                                  40
         Section 15.7.     Chief Executive Officer                           40
         Section 15.8.     Code                                              40
         Section 15.9.     Committee                                         40
         Section 15.10.    Company                                           40
         Section 15.11.    Date of Employment                                40
         Section 15.12.    Date of Separation                                40
         Section 15.13.    Disability                                        41
         Section 15.14.    Earnings                                          41
         Section 15.15.    Effective Date                                    42
         Section 15.16.    Employee                                          43
         Section 15.17.    ERISA                                             43
         Section 15.18.    Former Member                                     43
         Section 15.19.    Halliburton Stock                                 43
         Section 15.20.    Highly Compensated                                43
         Section 15.21.    Investment Option                                 43
         Section 15.22.    Limitation Year                                   43
         Section 15.23.    Master Trust Agreement                            43
         Section 15.24.    Member                                            43
         Section 15.25.    Period of Service                                 44

                                     (iii)

         Section 15.26.    Plan                                              44
         Section 15.27.    Plan Year                                         44
         Section 15.28.    Predecessor Plan                                  44
         Section 15.29.    Pretax Contribution                               44
         Section 15.30.    Test Compensation                                 44
         Section 15.31.    Trust Fund                                        44
         Section 15.32.    Trustee                                           44

APPENDIX A        NEGOTIATED BENEFIT FOR THE TEXSTEAM UNION                 A-1

APPENDIX B        MERGER OF SAVINGS PLAN FOR EMPLOYEES
                           OF BAROID CORPORATION WITH AND INTO
                           THE DRESSER INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLANS                         B-1

APPENDIX C        NEGOTIATED BENEFIT FOR THE BENTONITE
                           (COLONY) UNION                                   C-1

APPENDIX D        MERGER OF DRESSER INDUSTRIES, INC.STOCK
                           PURCHASE PLAN WITH AND INTO THE DRESSER
                           INDUSTRIES, INC. RETIREMENT SAVINGS PLAN         D-1


                                      (iv)

                                   ARTICLE 1
                                  INTRODUCTION

         Section 1.1. Change of Name, Restatement, and Redesign of Plan . Effective April 1, 1999, Halliburton Company changes the name of the "Dresser Industries, Inc. Deferred Savings Plan" to the "Halliburton Savings Plan" (the "Plan") and amends and restates the Plan in connection with the redesign of its retirement program and the merger into the Plan of the Savings Plan for Bargaining Unit Employees of Texsteam Operations of Dresser Industries, Inc. and the spin off to the Plan from the Dresser Industries, Inc.
Union Plan (401(k)).

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                                   ARTICLE 2
                                JOINING THE PLAN

         Section 2.1. Employees Eligible to Participate. An individual shall be eligible to participate in the Plan, if he is an Employee as defined by this Plan.
         For purposes of this Plan, an Employee is any person employed by the Company, who is not:
         (a) in a unit of employees covered by a collective bargaining agreement, unless the Company has specifically extended participation to such unit;
         (b) a nonresident alien who receives no earned income from the Company that constitutes income from sources within the United States;
         (c) employed by an operation located in Puerto Rico; (d) a leased employee within the meaning of Code section 414(n);
         (e) eligible (except for meeting any age or service requirement) to participate in any other 401(k) plan sponsored by the Company or an Affiliated Company, until such time as the individual is no longer working in covered employment as described in the other plan; or
         (f) classified by the Company as an independent contractor (regardless of whether such individual is or is not an independent contractor under the Code, or any contrary classification or characterization by the Internal Revenue Service or any court).
         The Committee shall have the discretion to determine whether an individual is an Employee described in this Plan.
         Section 2.2. Initial Enrollment and Membership. An Employee shall be eligible to become a Member after completing three (3) months of Service (as defined in Section 9.2).
         An Employee may enroll in the Plan by completing and delivering to the Committee an enrollment and beneficiary designation form and by making the initial investment and contribution elections in such manner as the Committee may permit. This information may be gathered electronically.
         An Employee who fails to complete these forms shall become a Member. Such Member's Beneficiary shall be determined as provided in Section 15.4, and such Member's Account shall be invested in Investment Options, as provided in the default procedure adopted by the Committee in accordance with Section 5.1.

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         A participant  in a Predecessor  Plan who is an Employee shall become a
Member on the date the Predecessor Plan is merged into this Plan. The Committee shall determine which Investment Option under this Plan most closely resembles an investment option under a Predecessor Plan, and a Member's Account shall be invested accordingly, until the Company receives different investment directions from the Member.
         Section 2.3.  Transfers.
         (a) A person  employed  by the  Company or an  Affiliated  Company  who
transfers   from  an   ineligible   job   classification   to  an  eligible  job
classification shall join the Plan on the date the person becomes an Employee, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in Section 2.2. A person employed by an Affiliated Company which has not adopted the Plan who transfers to employment with the Company shall join the Plan on the date of such transfer, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in Section 2.2.
         (b) Any person employed by the Company who transfers to a position which makes that person ineligible to participate in the Plan shall cease participation and become a Former Member, but shall not be considered to have terminated employment.
         (c) If a Member transfers to a position which makes that Member ineligible to participate in this Plan but eligible under a similar plan (as determined by the Committee) maintained by the Company or an Affiliated Company, such Member's Account under this Plan shall be transferred to the similar plan in a trust-to-trust transfer.
         (d) Likewise, if an individual becomes a Member of this Plan in accordance with Section 2.3(a), and was participating previously in a similar plan (as determined by the Committee) maintained by the Company or an Affiliated Company, this Plan shall accept a trust-to-trust transfer of his account from that Plan. However, this Plan will not accept this transfer if the account is subject to the survivor benefit requirements of Code section 417, unless such

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requirements  only apply to the  portion  of the  account  that is derived  from contributions made to a Predecessor Plan.
         Section 2.4. Recommencement by Former Employee. Any Employee who terminates employment and at a later date again becomes an Employee shall join the Plan on the Employee's reemployment date or, if later, the date the Employee's Service totals three months.
         Section 2.5. Leased Employees. Leased employees (within the meaning of Code section 414(n)) may not become Members. However, leased employees (within the meaning of Code section 414(n)) who become common-law employees shall be credited with Service for their periods of service as leased employees, as if they had been common-law employees during the time that they performed services for the Affiliated Companies.
         Section 2.6. Spinoff. If a Member is employed by a portion of the Company that is sold to another entity, divested, or transferred to a joint venture, that Member shall become a Former Member as of the date of the transaction. The Accounts of all Members so affected by this type of transaction shall be transferred in a trust-to-trust transfer to a qualified retirement plan sponsored by the successor employer, if the successor employer agrees to the transfer. If the successor employer does not agree to the transfer, then the provisions of Section 6.1 apply.

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                                    ARTICLE 3
                                  CONTRIBUTIONS

         Section 3.1.  Employee Contributions.
         (a) Pretax Contributions. A Member who is not Highly Compensated on the last day of the preceding Plan Year may defer any whole percentage of Earnings up to 12% (15% on and after August 1, 1999) for the Plan Year as a Pretax Contribution. A Member's pay shall be reduced for each pay period by the percentage of the elected Pretax Contribution, and this Pretax Contribution shall be paid to the Trustee as provided in Section 3.5.
         (b) After-tax Contributions. A Member who is not Highly Compensated on the last day of the preceding Plan Year may elect to contribute to the Member's Account for a Plan Year a whole percentage of Earnings up to 12% (15% on and after August 1, 1999), as an After-tax Contribution. Contributions shall be withheld from the Member's paycheck each pay period and shall be paid to the Trustee as provided in Section 3.5.
         (c) Limit on Total Employee Contributions. The sum of a non-Highly Compensated Member's Pretax Contributions and After-tax Contributions shall not exceed 12% (15% on and after August 1, 1999) of Earnings.
         Section 3.2. Company Contributions. Each Plan Year, the Company shall make the Matching Contributions and Company Contributions described in Appendix A and Appendix C.
         Section 3.3. Rollover Contributions. The Plan shall accept cash Rollover Contributions (within the meaning of Code section 402(c), including optional direct transfers under Code section 401(a)(31) and transfers of Rollover Contributions which were originally deposited in conduit individual retirement accounts pending rollover) on behalf of a Member from any plan qualified under Code section 401(a). Rollover Contributions may be made at such time and in such manner as the Committee may prescribe. A Rollover Contribution shall be forwarded to the Trustee as provided in Section 3.5, if it is not paid directly to the Trustee.
         Section 3.4. Employee Contribution Elections. A Member shall designate the level of Pretax Contributions and the level of After-tax Contributions at the time the Member enrolls in the Plan, and such elections shall take effect as soon as administratively feasible thereafter. These elections shall remain in effect until changed by the Member, unless the Member's elections are suspended as a consequence of a hardship withdrawal or any other in-service withdrawal.
         A Member may change the rate of employee contributions at any time, and such change shall take effect as soon as administratively feasible. Elections under this Section shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules.
         Additionally, a Member may elect to suspend all employee contributions at any time. Such suspension shall take effect as soon as administratively feasible thereafter. If a Member suspends all employee contributions, that Member shall not be permitted to share in Matching Contributions during the suspension or to resume employee contributions until four (4) months after the effective date of the suspension.
         The Committee may reduce, suspend, or refund a Highly Compensated Member's contributions, or set a lower contribution limit applicable to all Highly Compensated Members, if the Committee finds that it is necessary to ensure compliance with any of the nondiscrimination tests set forth in Section
3.6.  Unless a Member has changed or revoked  elections  in the  meantime,  such
Member's elections may be restored as of the first day of the Plan Year following such an action by the Committee, or such earlier date as the Committee deems appropriate.
         Section 3.5. Payment of Contributions to Trust. The Company shall forward contributions made by Employees to the Trustee on the earliest date the contributions reasonably may be segregated from the Company's general assets, as determined under the standards described in 29 CFR 2510.3-102(b). If a Rollover Contribution is not paid directly to the Trustee, the contribution shall be forwarded no later than 90 days after the date the Company receives the contribution.
         Section 3.6.  Statutory Limitations and Disposition of Excess.
         (a) The maximum Pretax Contribution that a Member may make to this Plan (when combined with any other plan containing a cash or deferred arrangement sponsored by the Company or an Affiliated Company) is specified in Code section 402(g)(1). The limit is $10,000 for 1999 and is adjusted for cost-of-living by the Secretary of the Treasury.
         If a Member elects a rate of Pretax Contributions that, in the judgment of the Committee, would cause the Code section 402(g)(1) limit to be violated, then the contributions that are elected by the Member that are in excess of the limit shall be made as After-tax Contributions. If the Committee discovers after the close of a calendar year that Pretax Contributions in excess of the 402(g)(1) limit have been made for that calendar year, the Committee shall implement the procedures described in Section 3.6(b)(1).
         (b) As of the end of a Plan Year, the Committee shall determine if the limitations imposed by this Article 3 are sufficient or if contributions must be forfeited, distributed to the Employee or allocated to a suspense account, in the order provided below:
                  (1)  First,   the   Committee   shall   determine   if  Pretax
Contributions in excess of the Code section 402(g)(1) limit have been made to the Plan. If so, the excess deferral shall be returned to the Member who made it. This distribution of excess deferrals shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations. The Committee shall endeavor to make a distribution to the Member by the April 15 following the year in which the excess deferral was made.
                  (2)   Second,    the   Committee   shall   determine   whether
contributions  to the Plan have been made which exceed the  limitations  of Code section 415(c) and, prior to the Limitation Year beginning January 1, 2000, Code section 415(e). The Committee shall use W-2 compensation (as defined in Treas. Reg. Section 1.415-2(d)(11)(i) in making this determination, except that, the Committee shall include amounts excluded from W-2 compensation by reason of Code sections 125, 132(f), 402(g)(3), and 457. If, as a result of the allocation of forfeitures, a reasonable error in determining the Member's W-2 compensation, or a reasonable error in determining the amount of Pretax Contributions that may be made with respect to a Member, the annual addition to a Member's Account exceeds that which may be allocated, Company contributions which constitute excess annual additions (and any gains on such contributions) shall be forfeited, and used to reduce the Company's contributions for the next succeeding Plan Year. Removal of excess annual additions shall be made first from the Member's Matching Account and then from his Company Account. If further corrective measures are required, excess annual additions resulting from employee contributions (and any gains thereon) shall be distributed first from the Member's After-tax Account and then from the Member's Pretax Account. For purposes of determining whether the annual additions under this Plan exceed the limitations of Code section 415, all defined contribution plans of the Company and the Affiliated Companies are to be treated as one defined contribution plan. For purposes of this Section only, an "Affiliated Company" (other than an affiliated service group member within the meaning of Code section 414(m)) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the annual additions credited to a Member's Account for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to the foregoing would exceed the maximum annual additions permitted for such Limitation Year under Code section 415 for such Member for such Limitation Year, the annual additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding excess additions. Prior to the Limitation Year beginning January 1, 2000, in the case of a Member who also participated in a defined benefit plan of the Company or an Affiliated Company (as defined above), the Company shall reduce the annual additions credited to the Account of such Member under this Plan to the extent necessary to prevent the limitation set forth in Code section 415(e) from being exceeded. Notwithstanding the foregoing, the provisions of the preceding sentence shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in Code section 415(e) is not exceeded.
                  (3) Third,  the Committee shall  determine  whether the actual deferral percentage ("ADP") test set forth in Treas. Reg. Section 1.401(k)-1(b) has been met for the Plan Year. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. If the test is not met, the Committee shall determine the amount of excess Pretax Contributions of Highly Compensated Members by reducing Pretax Contributions made on behalf of Highly Compensated Members in order of their highest actual deferral percentages in accordance with Code section 401(k)(8)(B)
(ii) and  the Treasury  regulations thereunder.  Once  determined,  such  excess shall be distributed to Highly Compensated Members in order of the highest dollar amounts contributed on behalf of such Highly Compensated Members in accordance with Code section 401(k)(8)(C) and the Treasury regulations thereunder before the end of the next following Plan Year. Such distribution of excess deferral amounts shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations.
                  (4) Fourth,  the Committee shall determine  whether the actual contribution percentage ("ACP") test set forth in Treas. Reg. Section 1.401(m)-1(b) has been met for the Plan Year. Such testing shall utilize the


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

prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. If the test is not met, the Committee shall determine the amount of excess After-Tax Contributions and Matching Contributions of Highly Compensated Members by reducing, first, After-Tax Contributions made by, and second, Matching Contributions made on behalf of, Highly Compensated Members in order of their highest contribution percentages in accordance with Code section 401(m)(6)(B)(ii) and Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Members in order of the highest dollar amounts contributed by or on behalf of such Highly Compensated
Members in accordance with Code section 401(m)(6)(C) and the Treasury regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Such distribution or forfeiture of excess contributions shall be adjusted for income or loss allocated thereto in the manner described by the Committee in accordance with any method permissible under applicable Treasury regulations.
                  (5) Fifth, the Committee shall determine whether the multiple use test set forth in Treas. Reg. Section 1.401(m)-2(b) is met for the Plan Year. If the test is not met, the Committee shall reduce the actual contribution percentage of the group of Highly Compensated Members in accordance with the provisions of Section 3.6(b)(4).
                  (6) Sixth, any Matching Contribution of a Member based on an employee contribution returned to a Member, and not distributed or forfeited in accordance with Section 3.6(b)(4) or (5), shall be forfeited and applied to reduce Company contributions under the Plan. Such forfeitures of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations.

                                   ARTICLE 4
                              ACCOUNTS OF MEMBERS

         Section 4.1. Individual Account for Each Member. The Committee or, if the Committee so determines, an agent of the Committee, shall maintain an Account for each Member and Former Member having an amount credited in the Trust Fund. Each Account shall be divided into separate subaccounts:
         (a) a Pretax Account to accept Pretax Contributions pursuant to Section 3.1(a),
         (b) an After-tax  Account to accept After-tax Contributions pursuant to
Section 3.1(b),
         (c) a   Matching   Account  to  accept  Matching  Contributions   under
Section 3.2,
         (d) a Company Account to accept Company Contributions under Section 3.2 and which will include Medisave Contributions under the provisions of the Plan as in effect prior to January 1, 1999,
         (e) a  Rollover  Account to  accept  Rollover Contributions pursuant to
Section 3.3, and
         (f) such additional subaccounts as the Committee deems necessary to keep track of a Member's interest in the Trust Fund.
         Section 4.2. Separate Accounting. The amounts in a Member's Pretax Account, After-tax Account, Matching Account, Company Account, and Rollover Account (to the extent that a Member has such subaccounts) shall at all times be separately accounted for. Withdrawals, distributions, and other credits or charges shall be separately allocated among such subaccounts on a reasonable and consistent basis.
         Cash dividends on shares held in a subaccount on any record date applicable to such shares shall be credited to such subaccount on the date the dividend is paid and reinvested in the security with respect to which the dividends were paid. Stock dividends and stock splits with respect to shares held in a subaccount will be credited to that subaccount. Other distributions of securities and rights to subscribe with respect to shares held in a subaccount shall be sold and the net proceeds handled as a cash dividend.
         Section 4.3. Benefits Not Assignable. An interest in a Member's Account may not be assigned, transferred or alienated in any manner whatsoever by any Member or Beneficiary, except to secure a loan under the provisions of

Article 8 and except for certain  judgments  and  settlements  pursuant to ERISA section 206(d) and Code section 401(a)(13). The preceding sentence also shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code section 414(p). If a qualified domestic relations order so provides, benefits may be paid to an alternate payee even if there has not been a separation from service by the Member whose benefits are the subject of such order. Written consent of the alternate payee to receive amounts in excess of $5,000 (or greater amount as allowed by law) prior to the time the Member attains age 65 shall not be necessary, unless the qualified domestic relations order so provides. The Committee shall adopt written procedures for processing domestic relations orders.

                                   ARTICLE 5
                                  INVESTMENTS


         Section 5.1.  In General.
                  (a) Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Account shall be invested from among the Investment Options made available from time to time by the Committee. A Member may designate one of such Investment Options for all the amounts allocated to his Account or he may split the investment of the amounts allocated to his Account between such Investment Options in such increments as the Committee may prescribe. If a Member fails to make a designation, then his Account shall be invested in the Investment Option or Investment Options designated by the Committee from time to time in a uniform and nondiscriminatory manner.
                  (b) A Member may change his investment designation for future contributions to be allocated to his Account. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.
                  (c) A Member may elect to convert his investment designation with respect to the amounts already allocated to his Account. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.
         Section 5.2.  Special Investment Provisions.
                  (a) Amounts allocated to a Member's Account may be held by the Trustee uninvested or may be held in an interest bearing account for a reasonable period of time pending appropriate investment according to this Article.
                  (b) Subject to the restrictions otherwise provided herein or in the Master Trust Agreement, the Plan may acquire and hold its funds in "qualifying employer securities" (as defined in ERISA section 407 of the Act) to the extent necessary to comply with the investment provisions set forth in this Article. The Plan is an eligible individual account plan described in ERISA section 407(d)(3)(A) and may invest more than ten percent of its assets in qualifying employer securities. Notwithstanding the foregoing, no transfer into any Investment Option holding Halliburton Stock shall be made if such transfer would require the acquisition of Halliburton Stock and if, immediately after such acquisition, (1) the Trust Fund would own more than 10% of the shares of Halliburton Stock then issued and outstanding or (2) the aggregate fair market value of employer securities and employer real property held by the Plan would exceed 10% of the fair market value of the Plan's assets (determined in accordance with the provisions of ERISA section 407 and the regulations promulgated thereunder). The Committee may from time to time establish such rules and regulations as it shall deem appropriate to ensure compliance with the limitations set forth in the preceding sentence. Further, the Committee may from time to time refuse to honor any investment designation, establish such rules and regulations or take any other actions it shall deem appropriate to ensure the continued availability of any applicable exemptions under the Securities Exchange Act of 1934 and to ensure the Plan's compliance with applicable federal and state securities laws.
                  (c) Each Member who has any portion of his Account invested in Halliburton Stock shall be entitled to vote the shares of Halliburton Stock allocated to his Account in accordance with the provisions set forth in the Master Trust Agreement for the exercise of voting rights with respect to Halliburton Stock.

                                   ARTICLE 6
                                  DISTRIBUTION

         Section 6.1. When Distribution May Be Made. A Member may receive a distribution from the vested portion of the Member's Account under the following circumstances:
         (a) Termination of active employment, including retirement (or, if later, termination of an authorized leave of absence, or the commencement of an unauthorized leave of absence);
         (b)  Termination of employment on account of Disability; or
         (c) Termination of employment with the Company, because of a joint venture creation, sale, transfer, or other disposition involving all or part of the Company's business, but only if the Member's Account is not transferred, as provided in Section 2.6, to a plan of the Member's new employer. Notwithstanding the foregoing, a Member's Pretax Account may only be distributed pursuant to this item (c) if the transaction satisfies the criteria described in Code section 401(k)(10)(A)(i)or (ii) and the Treasury regulations promulgated thereunder, as determined by the Committee, and the Member's distribution is paid in the form of a lump sum distribution no later than the end of the second calendar year after the calendar year in which such transaction occurred.
         The provisions of this Section 6.1 of the Plan and any other provision of the Plan notwithstanding, a Member's Pretax Account may not be distributed at a time when such distribution would violate the distribution restrictions of Code section 401(k)(2)(B) and the Treasury regulations promulgated thereunder.
         Section 6.2. Forms of Distribution. A Member may elect that the Member's vested Account be paid in any one of the following forms:
         (a)  An immediate or deferred single sum.
         (b) Periodic installments, paid monthly, quarterly, or annually over five years, ten years, fifteen years, or the life expectancy of the Member.
         (c) Periodic installments, paid monthly, quarterly, or annually, which are equal to a specified dollar amount chosen by the Member.
         Installment payments shall not be made over a period exceeding the Member's life expectancy. Installment payments shall be suspended during any period of reemployment by the Member with the Company or an Affiliated Company.

         A Member whose vested Account balance does not exceed $5,000 (or greater amount as allowed by law), and has not exceeded such amount at the time of any prior distribution or withdrawal, shall receive the vested Account balance in a single sum as soon as administratively practicable after the end of the calendar month in which the Member terminates his employment.
         All benefits under the Plan shall be paid in cash except that in the event that a Member's benefit is to be paid in the form of a single sum distribution pursuant to item (a) and his Account balance exceeds $5,000, or in the event of a withdrawal pursuant to Section 7.2, the individual to whom such benefit or withdrawal is payable may elect to receive the amounts credited to the Member's Account which are invested in Halliburton Stock in the form of whole shares of Halliburton Stock with the value of any fractional shares to be paid in cash.
         In the event that a Member's or beneficiary's benefit is to be paid in installments pursuant to item (b) or (c) or if less than all of a Member's Account is to be distributed under a direct rollover pursuant to Section 6.7, the Committee shall establish procedures to determine the priority of subaccounts and Investment Options from which such installments or direct rollover shall be made.
         At the direction of the Committee, the Trustee may pay any form of benefit provided hereunder other than a lump sum payment or a direct rollover pursuant to Section 6.7 by the purchase of a commercial annuity contract and the distribution of such contract to the Member or beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Member or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment form of payment, and consent provisions of this Article 6.
         Section 6.3. Elections Regarding Distribution. A Member eligible to receive a distribution shall designate the time he will receive the distribution and the form of the distribution, if his vested Account is not cashed out as described in Section 6.2. A Member who fails to make this election shall have the vested Account distributed as described in Section 6.4(a).
         Not earlier than 90 days, but not later than 30 days before the date the vested portion of the Member's Account is scheduled to be distributed, the Committee shall provide a benefit notice to a Member who is eligible to make an election under this Section 6.3. The benefit notice shall contain a general explanation of the features of the optional forms of payment available under the Plan and explain the Member's right to defer distribution until age 65.
         Notwithstanding anything in the preceding paragraph to the contrary, distribution may begin less than 30 days after the notice required in the preceding paragraph is given, as long as:
         (a) The benefit notice clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution; and
         (b) The Member, after receiving the notice, affirmatively elects a distribution.
         Section 6.4.  Required Time for Distribution.
         (a) A Member, who terminates employment before attaining age 65 and defers or does not designate the time of distribution in accordance with
Section 6.3, shall receive his Account balance as soon as administratively practicable after the end of the calendar month in which the Member attains age
65. A Member who terminates employment upon or after attaining age 65, shall receive his Account balance as soon as administratively practicable after the end of the calendar month in which the Member retires or otherwise terminates employment. However, distribution shall be delayed, if necessary, to comply with the direct rollover notice and election rules described in Section 6.6.
         If the Member has not elected a form of payment by the time distribution must begin under this Section 6.4(a), the vested portion of the Member's Account shall be paid to that Member in a single sum in cash.
         (b)  If  a  Member  is  employed  on the April 1 of the  calendar  year following the calendar year in which the Member attains age 70 1/2, that Member may receive a minimum distribution on or before such April 1, and may receive a minimum distribution on each following December 31, until the Member retires or terminates active employment.
         The amount of the initial minimum distribution shall be equal to the value of the vested portion of the Member's Account as of the December 31 preceding the Member's attainment of age 70-1/2, divided by the applicable divisor. The amount of any subsequent minimum distribution is equal to the value of the Member's vested Account as of the December 31 preceding the minimum distribution date, divided by the applicable divisor. "Applicable divisor" means the amount in (2), if the Member's Beneficiary is his spouse, and, in any other case, the lesser of:
              (1)  The  applicable divisor  determined in  accordance with Prop.
Reg. Section 1.401(a)(9)-2, Q&A-4; or
              (2)  The  life  expectancy  of  the  Member  as  determined  under applicable Treasury regulations.
         (c) If a Member is required to receive a distribution, but the Committee is unable to locate the Member (or the Member's Beneficiary) within five years, the Member's Account shall be forfeited, and the forfeiture shall be applied to reduce the Company's contribution for the Plan Year. Such forfeited Account shall be restored and distributed to the Member or Beneficiary, if a claim for such Account is made by such Member or Beneficiary, or if the Committee is able to locate the Member or Beneficiary. Payment of such a restored Account shall be made approximately 60 days after the date the Committee locates the Member or Beneficiary, or, if earlier, the date a claim is filed.
         Section 6.5.  Statutory Requirements Regarding Distribution.
         (a) Regardless of any contrary provision of the Plan, a distribution from the Plan to a Member shall begin no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:
              (1)  the date on which a Member attains age 65,
              (2)  the 10th anniversary of the year in which a Member  commenced participation under the Plan, or
              (3)  the Member's termination of  employment with  the  Affiliated
Companies.
         (b) Notwithstanding anything herein to the contrary, any distribution hereunder shall be determined in accordance with Code section 401(a)(9) and the proposed regulations thereunder, including the "minimum distribution incidental benefit requirement" of Section 1.401(a)(9)-2 of the proposed regulations.
         Section 6.6. Distribution upon Death. If the Member dies before distribution of the Member's vested Account begins, the Member's benefit shall be distributed in a single sum to the Member's Beneficiary. Generally, distribution shall occur as soon as administratively practicable after the end of the calendar month in which the Committee receives satisfactory evidence of the death of the Member. However, the Beneficiary may elect to delay distribution to the earlier of:
         (a)  the fifth anniversary of the Member's  death; or
         (b)  the date the Member would have reached age 65.
         Section 6.7. Direct Rollover of Distribution. A distributee may elect to have an eligible rollover distribution paid directly to at most one eligible retirement plan specified by the distributee. A distributee may elect to divide an eligible rollover distribution so that part is paid directly to an eligible retirement plan and part is paid to the distributee.
         A distributee may elect a direct rollover after having received a written notice that complies with the rules of Code section 402(f). In general, payment to a distributee shall not begin until 30 days after the Code section 402(f) notice is given. However, payment may be made sooner if the notice clearly informs the distributee of the right to a period of at least 30 days to consider the decision of whether or not to make a direct rollover, and the distributee, after receiving the notice, makes an affirmative election. A distributee who fails to make an election in the thirty-day period shall receive the eligible rollover distribution immediately after the 30-day period expires.
         For purposes of this Section, the following terms have the meanings set forth below:
         (a) An "eligible rollover distribution" is any distribution or withdrawal payable under the terms of this Plan to a Member, which is described in Code section 402(c)(4). In general, this term includes any single-sum distribution, and any distribution that is one in a series of substantially equal periodic payments made over a period that is less than ten (10) years, and is less than the distributee's life expectancy. However, an eligible rollover distribution does not include (1) the portion of any distribution which constitutes  a  minimum  required  distribution  under  Code  section 401(a)(9),
(2) the portion of any distribution which is a return of the After-tax Contributions of a Member, (3) a distribution pursuant to Section 7.3 from the Pretax Account of a Member, or (4) a distribution to the Member's Beneficiary, unless the Beneficiary is the Member's spouse.
         (b)  "Eligible retirement plan" means:
              (1)  An   individual   retirement   account  described   in   Code
section 408(a);
              (2)  An   individual   retirement   annuity  described   in   Code
section 408(b);
              (3)  An annuity plan described in Code section 403(a); and

              (4) A retirement plan qualified under Code section 401(a), but only if the terms of such plan permit the acceptance of rollover distributions.
         However, in the case of an eligible rollover distribution to a distributee who is a surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
         (c) "Distributee" means a Member, Former Member, the spouse of a deceased Member, or a spouse who is an alternate payee under a qualified domestic relations order.
         Section 6.8. Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:
         (a) To apply such amount directly for the comfort, support and maintenance of such person;
         (b) To reimburse any person for any such support previously supplied to the person entitled to receive any such payment;
         (c) To pay such amount to a court appointed legal representative or guardian selected by the Committee to disburse it for such comfort, support and maintenance.
         Section 6.9. Forfeitures. A Member who terminates employment and who, as a result, receives a distribution of the vested portion of an Account, shall forfeit all non-vested amounts in the Account. A Member who is not vested in the portion of the Accountderived from employer contributions shall be deemed to have received a distribution of the entire vested Account upon termination of employment. Forfeitures under this Section shall reduce Company contributions under Section 3.5.
         If the Member later returns to the employ of the Company or an Affiliated Company before incurring a Break in Service, that Member's non-vested Account shall be restored, and the Member may repay the amount of the distribution.
         Section 6.10. Recovery of Payments Made by Mistake. Notwithstanding anything to the contrary, a Member or Beneficiary is entitled to only those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. Further notwithstanding anything to the contrary, an alternate payee under a qualified domestic relations order is entitled to only those benefits from the Plan as are designated by the order and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

                                   ARTICLE 7
                                  WITHDRAWALS

         Section 7.1. Withdrawals from After-tax Account. A Member may make a single-sum withdrawal from the Member's After-tax Account at any time. However, there are three conditions on this right:
         (a)  A withdrawal must total at least $500;
         (b)  A Member may make only one withdrawal in a Plan Year; and
         (c) A Member must have made contributions to this Plan (or a Predecessor Plan), for at least one year.
         Section 7.2. Withdrawal After Age 59 1/2. A Member who has attained age 59 1/2 may withdraw from his Account an amount not exceeding the then value of such Account.
         Section 7.3.  Hardship Withdrawals.
         (a)  Eligibility.  A Member may request a hardship distribution, if:
              (1) That Member has received all distributions available under this Plan, including distributions described in Section 7.1 and Section 7.2, and any in-service distribution available to a Member from a subaccount derived from a Predecessor Plan;
              (2) That Member has received the maximum loan available under this Plan;
              (3) That Member has received all in-service distributions and loans available under any other plan of the Company or an Affiliated Company; and
              (4)  That Member is requesting the  distribution  in order to:
                   (A) pay medical expenses for the Member, the Member's spouse, or dependents;
                   (B)  purchase the Member's principal residence;
                   (C) pay tuition, related educational fees, or room and board for next twelve months of post-secondary education for the Member, the Member's spouse, or dependents;
                   (D) prevent the Member's eviction from the Member's principal residence; or
                   (E) prevent foreclosure on the mortgage on the Member's principal residence; and

              (5) That Member represents on a sworn statement in such form as the Committee prescribes that the need cannot reasonably be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Member's assets, (C) by cessation of Tax Pretax Contributions or After-tax Contributions, or (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer or by borrowing from commercial sources on reasonable commercial terms. For purposes of the preceding sentence, a Member's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Member. The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner.
         (b) Amount. In general, the Committee shall permit the Member to designate the amount to be withdrawn. However, the withdrawal amount shall not be more than the amount necessary to both meet the Member's financial need and pay any reasonably anticipated federal, state, and local income taxes or penalties that may result from the distribution.
         The amount that may be withdrawn is further limited to the amount held in the Member's Pretax, Rollover, and After-tax Accounts, as of the date of the withdrawal, minus any income earned on the Member's Pretax Account after December 31, 1988, as specified in Treas. Reg. ss.1.401(k)-1(d)(2)(ii).
         (c) Administration. The Committee shall determine whether a Member is eligible to make a hardship withdrawal, as soon as possible following receipt of an application for such a withdrawal. If it approves the application, the Committee shall direct the Trustee to pay to the Member the amount requested by the Member (or any lesser amount dictated by subsection (b)) in a single sum. If all or part of the distribution is an eligible rollover distribution, the rules of Section 6.7 shall apply.
         A hardship withdrawal shall be made first from the Member's After-tax Account, then from the Member's Rollover Account, and then from the Member's Pretax Account.

                                   ARTICLE 8
                                     LOANS

         Section 8.1. Eligibility for Loan. Upon application by (a) any Member who is an Employee or (b) any Member (1) who is a party-in-interest as that term is defined in ERISA section 3(14) as to the Plan, (2) who is no longer employed by the Company, who is a beneficiary of a deceased Member, or who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p)(8), and (3) who retains an Account balance under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Member" for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.
         Section 8.2.  Maximum Loan.
                  (a) A loan to a Member may not exceed 50% of the then value of such Member's vested Account balance.
                  (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:
                      (1) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over
(B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Company or an Affiliated Company; minus
                      (2) The total outstanding loan balance of the Member under all other loans from all qualified plans of the Company or an Affiliated Company.

                                   ARTICLE 9
                              VESTING AND SERVICE

         Section 9.1.  Vesting.
         (a) A Member's interest in the Member's Pretax Account, After-tax Account, and Rollover Account at all times shall be fully vested and nonforfeitable.
         (b) Except as provided in an Appendix attached hereto, a Member's interest in the Member's Matching or Company Account shall become fully vested and nonforfeitable upon the Member's completion of 5 years of Service (as defined in Section 9.2); upon the later of the attainment of age 65 or the 5th anniversary of the Member's participation in the Plan; or upon death or Disability.
         Section 9.2. Service. In general, Service is the total time of an Employee's employment with the Company, counted in years and days. In determining the length of an Employee's Service, all of the Employee's Periods of Service shall be counted, unless canceled or excluded under subsection (b).
         (a) The following periods constitute Service, even if they would not constitute Service under the first paragraph of this Section:
              (1) Service  credited  under the terms of a Predecessor  Plan, and any additional service credited under the terms of a merger agreement involving the Predecessor Plan;
              (2) Periods of employment with an Affiliated Company for the period that such an entity is an Affiliated Company;
              (3) Periods of employment with a predecessor to the Company or an Affiliated Company, if:
                  (A) The period is credited under the terms of a plan of the predecessor which is maintained by the Company or an Affiliated Company; or
                  (B) The Committee, by resolution, agrees to count such periods as Service under the Plan for all Employees who are or may be covered under the Plan;
              (4) Service with a joint venture of the Company, an entity which has ceased to be an Affiliated Company, or an entity spun off from the Company, if the Committee, by resolution, agrees to count such periods as Service under the Plan;

              (5) A leave of absence approved by the Company (or an Affiliated Company) in writing; provided, however, if an individual does not return from the leave, that individual's Service shall include only the first year of the leave;
              (6) Service following the date an Employee's active employment with the Company or an Affiliated Company terminates, if the Employee resumes active employment within 12 months.
         (b) The following periods do not constitute Service, regardless of any provision in this Section to the contrary:
              (1) Service prior to a Break in Service, unless the Employee was vested in any portion of the Employee's Account derived from Company contributions at the time of the Break in Service; and
              (2) The interim maternity or paternity leave period between the first and second anniversaries of absence, as described in Section 15.12(d).

                                   ARTICLE 10
                           ADMINISTRATION OF THE PLAN

         Section 10.1. Appointment of the Committee. The administration of the Plan, including the payment of all benefits to Members or their Beneficiaries, shall be the responsibility of the Halliburton Company Benefits Committee, which is the administrator of the Plan. In addition, the Committee and each Committee member shall be named fiduciaries of the Plan. The Committee shall be appointed by the Chief Executive Officer of Halliburton Company and shall serve at his pleasure.
         Section 10.2. Procedures. The procedures of the Committee shall be established by the Chief Executive Officer of Halliburton Company.
         Section 10.3. Records and Reports of the Committee. The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Company. The Committee shall obtain from the Trustee regular reports with respect to the current value of the assets held in the Trust Fund, in such form as is acceptable to the Committee.
         Section 10.4. Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Members and their Beneficiaries and:
         (a) For the exclusive purpose of providing benefits to the Members and their Beneficiaries;
         (b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
         (c) To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
         (d) In accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I and Title IV of ERISA.
         Section 10.5.  Responsibilities  of  the  Board,  the  Chief  Executive
Officer,  the  Committee,  and the  Trustee.  The  Board,  the  Chief  Executive
Officer, the Committee, and the Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement.

It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. In general,
         (a) the Board is responsible:
             (1) for making Plan  amendments,  including amendments  that have a significant cost impact on Halliburton Company, and
             (2) for terminating the Plan;
         (b) the Chief Executive Officer is responsible:
             (1) for appointing and removing the Committee,
             (2) for making Plan  amendments, other than  amendments that have a significant cost impact on Halliburton Company, and
             (3) for terminating the Plan;
         (c) the Committee is responsible:
             (1) for administering the Plan,
             (2) for  construing  and  interpreting  the  Plan,  as  provided in
                  Section 10.17,
             (3) for  adopting such  rules and  regulations as  in  the  opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and
             (4) for  providing  a   procedure   for   carrying  out  a  funding
policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA.
         (d) the Trustee is responsible for the management and control of the Plan assets, to the extent provided in the Master Trust Agreement. The Committee periodically shall review the performance of the Trustee and all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of Sections 10.6 and 10.7.
         Section 10.6. Allocation or Delegation of Duties and Responsibilities. In furtherance of its duties and responsibilities under the Plan, the Committee may, subject always to the requirements of Section 10.4,
         (a) Employ agents to carry out nonfiduciary responsibilities;
         (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA section 405(c)(3));

         (c) Consult with counsel and advisors, who may be counsel and advisors to the Company; and
         (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA section 405(c)(3)) among Committee members.
         Section 10.7. Procedure for the Allocation or Delegation of Fiduciary Duties. Any action described in subsections (b) or (d) of Section 10.6 may be taken by the Committee in accordance with the following procedure:
         (a) Such action shall be taken by a majority of the Committee in a meeting or by unanimous action by way of consent resolutions;
         (b) Any delegation of fiduciary duties or any allocation of fiduciary duties among members of the Committee may be modified or rescinded by the Committee according to the procedure set forth in subsection (a) of this Section 10.7.
         Section 10.8. Expenses. The expenses of administering the Plan and the compensation of all employees, agents, counsel, or advisors of the Committee, including the Trustee's fees, shall be paid from the Trust Fund, unless paid by the Company. In determining whether to pay Plan expenses, the Company acts in a corporate and not a fiduciary capacity.
         Section 10.9. Indemnification. The Company agrees to indemnify and reimburse members of the Committee and employees acting for the Company, and all such former members of the Committee and former employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for, or the management and administration of, the Plan. Indemnification and reimbursement shall be made to the fullest extent permitted by law, the Company's Certificate of Incorporation and by-laws, and any indemnification policy purchased by the Company.
         Section 10.10. Disputes. Any dispute over the interpretation or application of this Plan or any Predecessor Plan shall be resolved through the claims and appeal procedures set forth in Sections 10.11 - 10.18. For purposes of Sections 10.11 - 10.18, "Plan" includes this Plan and any Predecessor Plan.
         The purpose of these claims and appeal provisions is to secure the speedy, inexpensive resolution of all disputes over Plan benefits and rights granted by the Plan. These provisions shall be liberally construed so as to avoid litigation and its attendant expenses.

         Section 10.11. Claims Procedure. Each person who claims entitlement to any right or benefit under the Plan ("claimant") may submit a claim with respect to that benefit or right. All claims shall be submitted in writing to the Committee and shall be accompanied by such information and documentation as the Committee determines are required to make a ruling on the claim. Upon receipt of a claim, the Committee shall consider the claim and shall render a decision and communicate the same to the claimant.
         The Committee shall render a decision within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.
         In the event that the claim is denied in whole or in part, the claimant shall be given notice in writing, which shall set forth the following in a manner reasonably calculated to be understood by the claimant:
         (a) the specific reason(s) for the denial;
         (b) specific reference to pertinent Plan provisions on which the denial is based;
         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
         (d) an explanation of the Plan's appeal procedure.
         The failure of the Committee to render a decision on a claim within the time specified shall be deemed to be a denial of such claim.
         Any claim under this claims procedure must be submitted within 12 months from the earlier of (i) the date on which the claimant learned of facts sufficient to enable the claimant to formulate such claim, or (ii) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable the claimant to formulate such claim.
         Section 10.12. Appeal Procedure. When a claim has been or is deemed denied, the claimant (hereinafter referred to as appellant) shall have the right within 60 days after receipt of written notice thereof or the date the claim is deemed denied to file an appeal with Committee and to go through the appeal procedure herein set forth. All appeals shall be in writing, and shall set forth the reasons why the appellant believes the decision denying the claim is erroneous. The appellant may be represented by counsel, or by other representative authorized in writing by appellant in a manner specified by the Committee, and appellant or appellant's counsel or duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee. The expense of a paid representative shall be borne by the appellant.
         Within 60 days after such written appeal is received, the Committee shall conduct a full and fair review of the entire claim. The Committee shall render a decision on the appeal in writing not later than 60 days after receipt of the written appeal, unless special circumstances (such as the need to hold a hearing, which shall be determined by the Committee) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a written appeal. If special circumstances require an extension of time for processing, the Committee shall so notify the appellant prior to the commencement of the extension. If the Committee does not render a decision within 60 days (120 days if special circumstances arise), the appeal shall be deemed denied.
         The decision shall include specific references to provisions of this Plan and of law and shall be written in a manner reasonably calculated to be understood by the appellant. The decision of the Committee shall be final and shall be binding upon the appellant, the appellant's Beneficiaries, heirs, and assigns and all other persons claiming by, through or under the appellant.
         A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure by the aggrieved party to exhaust that party's administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.
         Section 10.13. Exhaustion of Administrative Remedies. No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under ERISA section 502(a)(1)(B), or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to the claimant hereunder in Sections 10.11 - 10.12. A claimant must raise all issues and present all theories relating to his claim to the Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

         Section 10.14. Limitation on Actions. Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within one (1) year from receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this one-year limitation period shall be dismissed by the court. Service of legal process shall be made upon the Plan by service upon the Committee.
         Section 10.15. Federal Preemption. All state law causes of action that arise out of or relate to this Plan or to entitlement to rights or benefits under the Plan shall be deemed to have been preempted by ERISA section 514.
         Section 10.16. No Right to Jury Trial; Evidence. In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.
         Section 10.17. Scope of Review. The Committee shall have full discretionary authority to interpret and apply the terms of the Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Committee's decisions. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals.
         No finding of fact by the Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Committee shall be reversed by a court unless the party contesting the conclusion shall demonstrate that the Committee is guilty of manifest disregard of law.
         Section 10.18. Limitation on Damages. In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other damages whether denominated incidental, special, consequential, collateral, compensatory, exemplary, punitive or whatever.
         Section 10.19. Member Plan Data. The Committee may issue, or cause to be issued, from time to time, statements to Employees, Members, Former Members, and Beneficiaries, indicating eligibility, Service or other data regarding their Plan benefits. If any such person wishes to challenge the accuracy of such data or of any information issued in response to a request within the terms of ERISA sections 105(a) or 209(a)(1), the person shall do so in the manner and within the time limits set forth above in Sections 10.11 - 10.18.
         Section 10.20. Advisors Not Fiduciaries. The Committee and other Plan fiduciaries may solicit the advice of attorneys, actuaries, accountants, consultants and other professionals and may rely upon their advice in the performance of duties under the Plan. No such advisor shall be considered a fiduciary by virtue of having advised a fiduciary but shall be a fiduciary only to the extent he expressly accepts that role.

                                   ARTICLE 11
                        AMENDMENT, TERMINATION OR MERGER

         Section 11.1. Amendment. The Board shall have the right to amend the Plan in writing at any time and in any respect whatsoever, provided that amendments to the Plan that do not have a significant cost impact on Halliburton Company and amendments necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive, may be made by the Chief Executive Officer or such individual or committee to whom the Chief Executive Officer may delegate such power in writing, and further provided that no amendment shall be made which would deprive any Member retroactively of the vested portion of the Member's Account or make it possible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries (except for refunds as provided in Section 12.3). When making decisions regarding Plan amendments, the Chief Executive Officer, the Board, and their agents act in a corporate and not a fiduciary capacity.
         A plan merger agreement between the sponsor of this Plan and any entity which sponsors a Predecessor Plan shall serve as a formal amendment to this Plan, to the extent that the merger agreement relates to this Plan.
         Section 11.2. Termination. Although the Company intends to continue the Plan, the Plan may be terminated by written action of the Board or the Chief Executive Officer at any time and for any reason. In the event of the termination or partial termination of the Plan or upon the complete discontinuance of contributions under the Plan, the rights of each affected Member to the Member's Account on the date of such termination or discontinuance shall be nonforfeitable and fully vested. Subject to the distribution requirements of Article 6, payment of such amounts to each Member or
Beneficiary, upon the termination of the Plan or upon the complete discontinuance of contributions under the Plan, shall be made by the Trustee at such time and in such manner as is directed by the Committee, provided, however, that all Members and Beneficiaries similarly situated shall be treated in a nondiscriminatory manner. Distribution of Pretax Accounts shall commence only if a successor defined contribution plan, as defined in Treas. Reg. ss.1.401(k)-1(d)(3), has not been established by the Company.

         Section 11.3. Merger. In the case of any merger or consolidation of this Plan and/or the Trust Fund with, or any transfer of the assets or liabilities of the Plan and/or Trust Fund to, any other plan, or the transfer of assets or liabilities of another plan to the Plan, the terms of such merger, consolidation or transfer shall be such that each Member would receive (in the event of termination of the other plan or this Plan or its successor immediately thereafter) a benefit which is no less than the Member would have received in the event of termination of the Plan immediately before such merger, consolidation or transfer.
         Section 11.4. Representations Contrary to Plan. No employee, supervisor, officer or director of the Company has authority to alter, vary or modify the terms of the Plan, except in writing through the Plan's formal amendment procedures set forth in Section 11.1. No representation contrary to the terms of the Plan and the formal amendments thereto shall be binding on the Plan, the Trustee, the Committee, or the Company.

                                   ARTICLE 12
                             ESTABLISHMENT OF TRUST

         Section 12.1. Agreements of Trust. The Master Trust Agreement, the provisions of which are incorporated by reference herein, shall govern the Trustee's duties and responsibilities with respect to the Trust Fund.
         Section 12.2. Trust Fund for Exclusive Benefit of Members of the Plan and Their Beneficiaries. Except as otherwise provided in Section 12.3, it shall be impossible under any circumstances at any time for any part of the corpus or income of the Trust Fund to be used for, or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries.
         Section 12.3. Refund of Certain Company Contributions. Notwithstanding anything to the contrary:
         (a) any contribution made to the Plan by the Company by a mistake of fact shall be returned to the Company as soon as practicably possible following discovery of the mistake, but not later than one year after the payment of the contribution; and
         (b) each contribution made to the Plan by the Company is conditioned upon the deductibility of the contribution under Code section 404 and, to the extent the deduction is disallowed, the contribution shall be returned to the Company (to the extent disallowed), as soon as practicably possible following disallowance of the deduction, but not later than one year after disallowance.
         The maximum  amount that may  be returned to  the Company under Section
12.3 is the excess of
         (c) the amount contributed by the Company, over, as relevant,
         (d) (1) the amount that would have been contributed had no mistake of fact occurred, or
             (2) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.
         Earnings attributable to the excess contribution may not be returned to the Company under Section 12.3, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the Account of any Member, Former Member, or Beneficiary to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Company must be limited so as to avoid such reduction.

                                   ARTICLE 13
                             TOP-HEAVY REQUIREMENTS

         Section 13.1. Top-Heaviness Determination. The Plan is Top-Heavy for a Plan Year if, as of the last day of the preceding Plan Year, based on valuations as of such date, the present value of the cumulative accrued benefits under any Company defined benefit plan and of Accounts under this Plan and any other defined contribution plan, and including any part of any accrued benefit or account value distributed from this Plan or any other Company (or Affiliated Company) plan within the 5-year period ending on the last business day of the Plan Year, of key employees (as defined in Code section 416(i)) exceeds 60% of a similar sum for all employees under each plan of the Company and any Affiliated Company in which a key employee participates and each other plan of the Company or any Affiliated Company, which enables any such plan to meet the requirements of Code section 401(a)(4). Accounts and benefits shall not be taken into account with respect to any individual who has not performed any service for the Company or an Affiliated Company at any time during the 5-year period ending on the last business day of the Plan Year.
         Section 13.2. Effect of Top-Heaviness. If the Plan is Top-Heavy in a Plan Year, the following provisions apply:
         (a) A Member who is credited with Service in a Plan Year in which the Plan is Top-Heavy shall be 100% vested in the Member's Account under the Plan. This provision shall continue to apply to the Member even after the Plan ceases to be Top-Heavy.
         (b) A Member who is not a key employee shall receive a five percent Company contribution. Matching Contributions, Company Contributions, and Pretax Contributions shall be considered Company contributions for this purpose.
         (c) Prior to January 1, 2000, in determining whether the requirements of Code section 415(e) have been met, the 1.25 factor shall be replaced by 1.0.

                                   ARTICLE 14
                                 MISCELLANEOUS

         Section 14.1. Employment Rights. Participation in this Plan shall not give to any Member the right to be retained in the employ of the Affiliated Companies, nor, upon dismissal, to have any rights other than as described in this Plan.
         Section 14.2. Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
         Section 14.3. Number and Gender. The masculine pronoun when used herein shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan requires otherwise.
         Section 14.4. Construction. Except to the extent preempted by federal law, the provisions of the Plan shall be interpreted in accordance with the laws of the State of Texas.
         Section 14.5. Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                                   ARTICLE 15
                                    GLOSSARY

         Each word and phrase defined in this Article 15 shall have the following meaning whenever such word or phrase used herein unless a different meaning is clearly required by the context of the Plan.
         Section 15.1. Account. The bookkeeping account of a Member kept pursuant to Section 4.1, used to keep track of a Member's interest in the Trust Fund. Some of the subaccounts kept on behalf of a Member are further defined in
Section 4.1.
         Section 15.2. Affiliated Company. A member of a controlled group of corporations (as defined in Code section 1563(a), determined without regard to Code section 1563(a)(4) and Code section 1563(e)(3)(C)), of which Halliburton Company is a member, or
         (a) an unincorporated trade or business which is under common control with Halliburton Company, as determined under Code section 414(c) and regulations issued thereunder; or
         (b) an organization which is part of an affiliated service group with Halliburton Company, as determined under Code section 414(m) and the regulations thereunder; or
         (c) any other entity required to be aggregated with Halliburton Company, pursuant to the regulations published under Code section 414(o).
         For the purpose of determining the length of a Member's Service, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent", each time it appears in Code section 1563.
         Section 15.3. After-tax Contribution. That portion of a Member's Earnings which the Member elects to contribute to the Member's Account on an after-tax basis under Section 3.1(b).
         Section 15.4. Beneficiary. The individual the Member designates to receive the sums credited to the Member's Account in the event of the Member's death. The term "Beneficiary" shall include a contingent beneficiary designated by the Member to receive said sums should the Member's primary Beneficiary predecease the Member. The Member shall designate a Beneficiary as provided in
Section 2.2, upon initial enrollment in the Plan, and a Member may change a Beneficiary by filing a new designation form with the Committee. However, the designation by a married Member of a primary Beneficiary other than the Member's spouse shall not be valid unless the spouse consents to the designation of the alternate Beneficiary, the spouse's consent acknowledges the effect of the designation, and the designation is witnessed by a Plan representative or a notary public.
         A designation of a Beneficiary under a Predecessor Plan shall remain valid under this Plan, until revoked by the Member.
         In the event there is no valid Beneficiary designation in effect, or if the Member's Beneficiary has died and the Member has not made a new Beneficiary designation, the Member's Beneficiary shall be the Member's spouse, or if there is no spouse, the Member's estate.
         Section 15.5.  Board.  The Board of Directors of Halliburton Company.
         Section 15.6. Break in Service. A period of absence of 60 or more consecutive months, beginning with a Date of Separation and continuing until the next Date of Employment.
         Section 15.7. Chief Executive Officer. The Chief Executive Officer of Halliburton Company.
         Section 15.8. Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.
         Section 15.9. Committee. The Halliburton Company Benefits Committee appointed by the Chief Executive Officer.
         Section 15.10. Company. Halliburton Company, and any Affiliated Company which adopts this Plan. By adopting the Plan, an Affiliated Company shall authorize the Board and the Committee to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Board.
         Section 15.11. Date of Employment. The date on which an Employee first earns an hour of service with the Company or an Affiliated Company.
         Section 15.12.  Date of Separation.  The earlier of:
         (a) the date on which an Employee (or Former Member) quits, retires, is discharged or dies,
         (b) the first anniversary of any period of absence from active employment with the Company or an Affiliated Company, for any reason other than those specified in Section 15.12(a), subject to the provisions of Sections 15.12(d) and 9.2(a)(6). Date of Separation shall not include the date on which an Employee transfers to an ineligible job classification or a non-participating Affiliated Company, or
         (c) the date of disposition of business unit, as described in Section 6.1(c).
         (d) In the case of an Employee (or Former Member) on maternity or paternity leave which continues beyond the first anniversary of the absence on account of such leave, the Employee's (or Former Member's) Date of Separation shall be the second anniversary of such absence. Maternity or paternity leave means an absence from work for any period--
             (1) by reason of the pregnancy of the individual,
             (2) by reason of the birth of a child of the individual,
             (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
             (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
         Section 15.13. Disability. Any physical or mental condition which renders a Member incapable of performing the work for which he was employed or similar work, as certified in writing by a doctor of medicine and as approved by the Committee.
         Section 15.14. Earnings. The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed for the Company while a Member and an Employee, which are required to be reported on the Member's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:
         (a) The following shall be excluded:
             (1) geographic coefficient allowances and foreign service or hardship premiums;
             (2) reimbursements or other expense allowances;
             (3) cash and noncash fringe benefits;
             (4) moving expenses;
             (5) Company contributions to or payments from this or any other deferred compensation program whether such program is qualified under Code section 401(a) or nonqualified except that deferred payments under a performance-based incentive compensation plan of the Company shall not be excluded;

             (6) welfare benefits other than paid time off benefits;
             (7) amounts realized from the receipt or exercise of a stock option which is not an incentive stock option within the meaning of Code section 422;
             (8) amounts realized at the time property described in Code section 83 is freely transferable or no longer subject to a substantial risk of forfeiture;
             (9) amounts realized  as a result of  an election described in Code section 83(b);
             (10) any amount realized as a result of a disqualifying disposition within the meaning of Code section 421(a);
             (11) any other amounts which receive special tax benefits under the Code but are not hereinafter included;
             (12) dividends received by a Member with respect to Halliburton Stock held by such Member while such Halliburton Stock is subject to a substantial risk of forfeiture, within the meaning of Code section 83, if the Member did not make an election described in Code section 83(b) with respect to such Halliburton Stock; and
             (13) any bonuses other than bonuses payable under a performance-based incentive compensation plan of the Company.
         (b) Elective contributions made on a Member's behalf by the Company that are not includable in income under Code section 125, Code section 402(e)(3), or Code section 402(h) and any amounts that are not includable in the gross income of a Member under a salary reduction agreement by reason of the application of Code Section 132(f) shall be included.
         (c) The Compensation of any Member taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:
             (1) adjusted  automatically  to  reflect  any  amendments  to  Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17); and
             (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.
         Section 15.15. Effective Date. April 1, 1999, as to this restatement of the Plan, except (a) as otherwise indicated in specific provisions of the Plan and (b) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to any plan merged into this Plan.
         Section 15.16.  Employee.  An individual described in Section 2.1.
         Section 15.17. ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended.
         Section 15.18. Former Member. Any person who was at one time a Member but who is no longer a Member and who has not yet received a complete distribution of the person's Account from the Plan.
         Section 15.19. Halliburton Stock. The common stock of Halliburton Company.
         Section 15.20.  Highly Compensated.
         (a) In  general, an  Employee is  Highly Compensated for  a year if the
Employee:
             (1) was a 5-percent owner at any time during the year or the preceding year, or
             (2) for the preceding year had compensation from the Company in excess of $80,000 (as adjusted by the Secretary of the Treasury).
         (b) 5-Percent Owner. An Employee shall be treated as a 5-percent owner for any year if at any time during such year such Employee was a 5-percent owner of the Company, as defined in Code section 416(i)(1)(B)(i).
         (c) Compensation. For purposes of this Section, "compensation" means compensation within the meaning of Code section 415(c)(3).
         (d) Controlled Group Rules.  Code  sections  414(b), (c), (m), (n), and
(o) shall be applied before the application of this Section.
         Section 15.21.  Investment Option.  One  of the  options  described  in
Article 5 or established by the Committee under Article 5, under which amounts credited to certain of a Member's subaccounts may be invested at the Member's direction (or absent Member direction, at the Committee's).
         Section 15.22.  Limitation Year.  The calendar year.
         Section 15.23. Master Trust Agreement. The Halliburton Company Employee Benefit Master Trust Agreement, as amended from time to time.
         Section 15.24. Member. An Employee who has joined in the Plan as provided in Article 2 and who has not transferred to an ineligible job classification.

         Section 15.25. Period of Service. The period of time beginning on a Date of Employment and continuing until the next Date of Separation.
         Section 15.26. Plan. The Halliburton Savings Plan as set forth herein or in any amendments hereto.
         Section 15.27.  Plan Year.  The calendar year.
         Section 15.28. Predecessor Plan. Any plan or a portion of a plan which has been merged into this Plan as of the Effective Date, or may be merged into this Plan, on or after the Effective Date.
         Section 15.29. Pretax Contribution. That portion of a Member's Earnings which the Member elects to defer to the Member's Account on a pretax basis under Section 3.1(a).
         Section 15.30. Test Compensation. Compensation used for the purpose of determining whether the nondiscrimination tests of Sections 3.6(b)(3), (4), and (5) are met. The Committee shall have discretion to use any definition of Test Compensation that is reasonable and nondiscriminatory under Code section 414(s). However, the Test Compensation of any Member taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:
         (1) adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17); and
         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.
         Section 15.31. Trust Fund. The sum of the contributions made to the Plan and held by the Trustee under the Master Trust Agreement increased by any profits or income thereon and decreased by any losses or reasonable expenses incurred in the administration of the Trust Fund and any payments made therefrom.
         Section 15.32. Trustee. The trustee or trustees qualified and acting under the Master Trust Agreement at any time.
         EXECUTED this                   day of                 , 1999.
                      -------------------      -----------------

                                            HALLIBURTON COMPANY

                                            By
                                              -------------------------------

                                   APPENDIX A
                   NEGOTIATED BENEFIT FOR THE TEXSTEAM UNION

         Section A.1. Matching Contributions. The Company shall make Matching Contributions for each Plan Year on behalf of each Member who (a) is employed by the Company's Texsteam Operation on the last day of such Plan Year, (b) is a member of a collective bargaining unit, and (c) makes Pretax or After-Tax Contributions to the Plan for such Plan Year. The amount of Matching Contribution made on behalf of an eligible Member shall be equal to 25% of the Member's contribution (whether Pretax or After-Tax) for such Plan Year which is not in excess of 6% of such Member's Earnings for such Plan Year.
Notwithstanding the provisions of Section 9.1, the Matching Contribution Accounts of Members described in this Section shall be fully vested and nonforfeitable at all times.
         Section A.2. Fixed Contributions. For each Plan Year, the Company shall contribute 2% of Earnings on behalf of each Member who is employed by the Company's Texsteam Operation on the last day of such Plan Year and is a member of a collective bargaining unit.
         Section A.3. Discretionary Contributions. For each Plan Year, the Company may, in its discretion, contribute an additional amount to the Plan. Such additional contribution shall be allocated among the Accounts of the Members who are employed by the Company's Texsteam Operation on the last day of such Plan Year and are members of a collective bargaining unit in the proportion that each eligible Member's Earnings for such Plan Year bears to the total Earnings of all eligible Members for such Plan Year.
         Section A.4. 1999 Plan Year. As a result of the merger of the Savings Plan for Bargaining Unit Employees of Texsteam Operation of Dresser Industries, Inc. into the Plan during the Plan Year ending December 31, 1999, the contributions described above for such Plan Year shall be based on Earnings and employee contributions for the period beginning March 1, 1999, and ending December 31, 1999.

                                   APPENDIX B
           MERGER OF SAVINGS PLAN FOR EMPLOYEES OF BAROID CORPORATION
                   WITH AND INTO THE DRESSER INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLANS

         WHEREAS, Baroid Corporation ("Baroid") has heretofore adopted the Savings Plan for Employees of Baroid Corporation (the "Baroid Plan"); and
         WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries, Inc. Retirement Savings Plan-A (the "Dresser Plan-A"), the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B"), and the Dresser Industries, Inc. Deferred Savings Plan, (the "Savings Plan") (jointly, the "Dresser Plans"); and
         WHEREAS, Baroid was merged with Dresser and the parties hereto desire that the employees of Baroid become covered by the Dresser Plans; and
         WHEREAS, the parties hereto desire to provide simultaneously for a spin-off of the Baroid Plan into functional group components and for the mergers of the resulting group components of the Baroid Plan into the Dresser Plan-A, the Dresser Plan-B, and the Savings Plan effective as of June 1, 1995:
         NOW, THEREFORE, the parties hereto agree as follows:
         1. Effective as of June 1, 1995, the accounts under the Baroid Plan of Baroid employees eligible to participate in the Dresser Plan-A, the accounts under the Baroid Plan of Baroid employees eligible to participate in the Dresser Plan-B, and the accounts under the Baroid Plan of Baroid employees eligible to participate in the Savings Plan are hereby transferred to and merged with and into, respectively, the Dresser Plan-A, the Dresser Plan-B, and the Savings Plan with the result that the provisions of the Dresser Plans replace the provisions of the Baroid Plan in their entirety except as otherwise herein provided.
         Former employees with account balances in the Baroid Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination of employment.
         Pursuant to such merger, the assets held under the Baroid Plan shall be transferred as soon as practicable as provided in Item 2 hereof to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash or in kind as directed by the Dresser Plans' administrative committee (the "Committee") except that in accordance with the provisions of Item 6 hereof shares of Dresser Industries, Inc. common stock, shares of NL Industries common stock, shares of Tremont Corporation common stock, as well as temporary Investment Funds under the Baroid Plan which were established in connection with such merger pursuant to Item 6 hereof, and including outstanding participant loans, shall be transferred in kind.
         2. Immediately after the merger of the relevant group component of the Baroid Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and the Dresser Plan-A had then terminated.
         Immediately after the merger of the group component of the Baroid Plan with and into the Dresser Plan-B, each Member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and Dresser Plan-B had then terminated.
         Immediately after the merger of the group component of the Baroid Plan with and into the Savings Plan, each Member of the Savings Plan shall, if the Savings Plan were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and the Savings Plan had then terminated.
         The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401(a)(12) and 414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.
         3. As soon as practicable after the merger of the Baroid Plan with and into the Dresser Plans, the appropriate officers of Dresser and Baroid shall determine if Baroid is projected to attain (or if such determination cannot be made until the end of 1995, in fact attained) the profit objectives established for 1995 as a condition for 1995 Employer Contributions to the Baroid Plan (based upon the corporate performance of Baroid for the period of January 1, 1995 through May 31, 1995 if such determination is made prior to the close of
1995). If it is determined that Baroid attained or is projected to attain, as applicable, such profit objectives, Dresser shall make Employer Contributions to the applicable Dresser Plan (as successor to the portion of the Baroid Plan which was merged into it) pursuant to Section 5.1 of the Baroid Plan for the period of January 1, 1995 through May 31, 1995 on a prorated basis as determined by the appropriate officers of Dresser and Baroid. Any such pro-rata Employer Contributions for such period shall be made as soon as practicable after the determination of the amount thereof to and shall be allocated as of May 31, 1995 to the Plan Accounts of the Baroid Plan Participants in accordance with the provisions of Article V of the Baroid Plan but based upon Pre-Tax and After-tax Contributions made and Compensation earned during the period of January 1, 1995 through May 31, 1995 and based upon May 31, 1995 as the Plan Year end for the Baroid Plan for 1995. If the pro-rata Employer Contributions for to Baroid Plan for the period of January 1, 1995 through May 31, 1995 are determined and made prior to the close of 1995 then, at the end of 1995, the appropriate officers of Dresser shall determine if Baroid attained the profit objectives established for 1995 as a condition for 1995 Employer Contributions to the Baroid Plan and, if so, whether the pro-rata Employer Contributions made for the Baroid Plan Participants as of May 31, 1995 were sufficient to constitute pro-rata Employer Contributions for such short period. If it is determined that such contributions were not sufficient to constitute pro-rata Employer Contributions for such short period, Dresser may, as directed by the appropriate officers of Dresser, contribute to the Dresser Plans on behalf of the Baroid Plan Participants such Employer Contributions as are determined to be appropriate. Any such additional 1995 pro-rata Employer Contributions for the Baroid Plan Participants shall be allocated in the same way and to the same persons as if they had been contributed as a part of the 1995 pro-rata Employer Contributions made for the Baroid Plan Participants earlier in 1995.
         All contributions made in accordance with this Item 3 shall be treated as having been made to the Baroid Plan as of May 31, 1995, provided such contributions are made no later than 30 days after the end of the period described in Code 404(a)(6) applicable to the taxable year of Dresser in which the 1995 Plan year for the Baroid Plan ends.
         4. The provisions of Items 5 through 8 of this instrument shall be applicable to the accounts (the "Baroid Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Baroid Plan with and into the Dresser Plans of an individual ("Baroid Participant") who was a participant in the Baroid Plan prior to such mergers.

         5. Except as provided specifically herein, Baroid Plan Accounts shall be governed by the provisions of the Dresser Plans in the same manner as any other account under the Dresser Plans as follows:
         (a) The portion of a Baroid Plan Account which is attributable to Pretax Contributions made to the Baroid Plan shall be treated in the same manner as a Pretax Account;
         (b) The portion of a Baroid Plan Account which is attributable to Employer Contributions made to the Baroid Plan shall be treated in the same manner as a Matching Account;
         (c) The portion of a Baroid Plan Account which is attributable to After-tax Contributions made to the Baroid Plan shall be treated in the same manner as an After-tax Account;
         (d) The portion of a Baroid Plan Account which was attributable to a rollover into the Baroid Plan shall be treated in the same manner as a Rollover Account; and
         (e) The portion of a Baroid Plan Account which was attributable to a Medisave Contributions made to the Baroid Plan shall be treated in the same manner as a Medisave Account.
         6. Incident to the transfer to the Dresser Plans of the Baroid Plan Accounts, the Investment Funds of the Baroid Plan shall be liquidated and the proceeds invested in the investment funds of the Dresser Plans with the proceeds from the liquidation of the Baroid Plan Investment Fund being invested by the Employee Benefits Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals except that:
         (a) Baroid Plan outstanding Participant loans shall be continued as outstanding participant loans subject, however, to such adjustments as may be appropriate or necessary to conform to the Dresser Plans' loan procedures and administration;
         (b) The common stock of Dresser Industries, Inc., Tremont Corporation and NL Corporation shall be invested in separate frozen investment funds established under the Dresser Plans for such assets. The assets of such frozen funds shall continue to be invested in such assets unless and until a Baroid Participant directs sale and reinvestment into any of the regular investment funds under the Dresser Plans in accordance with the standard investment change provisions of the Dresser Plans. Any such sale and reinvestment elections must be made on or before December 1, 1996 and, from and after such date, the remaining common stock of Tremont Corporation and NL Corporation in the frozen investment funds established pursuant to this subitem (b) shall be liquidated on or about December 1, 1996 and will initially be invested in the equity index funds of the Dresser Plans.
         All amounts distributable from the Tremont Stock Fund and/or the NL Fund prior to December 1, 1996 shall be paid entirely in cash, or entirely in whole shares of the applicable stock and in cash to the extent of any fractional shares (to 1/1,000th of a share), as the Participant shall elect. Absent such an election, amounts distributable from the Tremont Stock Fund and/or the NL Fund shall be paid in whole shares of Employer Stock (and fractional shares to 1/1,000th of a share paid in cash).
         No amounts may be invested in the frozen investment funds established pursuant to this subitem (b) other than the common stock of Dresser Industries, Inc., Tremont Corporation and NL Corporation transferred in kind from the Baroid Plan to the Dresser Plans; and
         (c) The funds  under the Baroid  Plan  assigned  to the  Merrill  Lynch
Retirement Preservation Trust shall remain invested in this fund and shall become a frozen investment fund under the Dresser Plans. The assets of such frozen funds shall continue to be invested in such assets unless and until a Baroid Participant directs sale and reinvestment into a "noncompeting" fund under the Dresser Plans in accordance with the standard investment change provisions of the Dresser Plans.
         From and after such initial transfer and subject to the provisions of this Item 6, Baroid Plan Participants may direct as to the investment of their Baroid Plan Accounts in accordance with the then applicable provisions of the Dresser Plans. Notwithstanding the foregoing and in order to more efficiently effectuate the merger of the Baroid Plan with and into the Dresser Plans, the Investment Funds of the Baroid Plan (other than the Investment Funds which are to be maintained as frozen funds pursuant to items (a), (b) and (c) of this Item 6 following merger of the Baroid Plan with and into the Dresser Plans) may, as directed by the Committee, be liquidated during a reasonable period prior to the merger of the Baroid Plan with and into the Dresser Plans (rather than coincident with such mergers) and the proceeds invested under the Baroid Plan in temporary Investment Funds established thereunder which are identical to the investment funds of the Dresser Plans with the proceeds from the liquidation of an original Baroid Plan Investment Fund being invested in the temporary Investment Fund under the Baroid Plan which is most comparable thereto in terms of type of investments and nature of investment goals. In the event that such liquidation and reinvestment in temporary Investment Funds which are identical to the investment funds of the Dresser Plans is effected, such temporary

Investment Funds shall be transferred in kind to the Dresser Plans upon the merger of the Baroid Plan with and into the Dresser Plans and thereupon merged into the respective parallel investment funds of the Dresser Plans.
         7.  From and after transfer  to the  Dresser  Plans,  each  Baroid Plan
Participant shall have a vested and nonforfeitable interest in the portion of his Baroid Plan Account attributable to Employer Contributions in accordance with the following schedule:

                   Vested Interest          Years of Service
                   Less than 3                     0%
                             3                    50%
                             4                    75%
                   5 or more                     100%

         For purposes of the foregoing schedule, a Baroid Plan Participant's "Years of Service" shall be calculated in accordance with the provisions of the Dresser Plans (with respect to service completed both before and after June 1, 1995) but for the period prior to December 31, 1995 shall not be less than the amount computed as follows:
         (a) the number of years equal to the number of years credited to him under the Baroid Plan for vesting purposes as of December 31, 1994; plus
         (b) the greater of (1) the period of service that would be credited to him for vesting purposes under the Dresser Plans, whichever is applicable to him, for his service during the period of January 1, 1995 through December 31, 1995 or (2) the service credited as of June 1, 1995 for vesting purposes under the Baroid Plan for the 1995 computation period.
         Provisions of the Dresser Plans notwithstanding, the nonforfeitable percentage in the Dresser Plans of any Baroid Plan Participant who had completed at least three years of service as of June 1, 1995 shall not be less than the percentage determined in accordance with the foregoing schedule if application of such schedule would result in a greater nonforfeitable percentage than would otherwise be applicable under the Dresser Plans.

         8. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding, this Item 8 shall govern as to distributions and withdrawals from the Dresser Plans by the Baroid Plan Participants:
         (a) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant may at any time withdraw any portion of the then value of his Baroid Plan Account which is attributable to After-Tax Contributions, Rollover Contributions and ESOP Contributions.
         (b) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant who has attained the age of 59 1/2 may withdraw any portion of the then value of his Baroid Plan Account which is attributable to Pre-Tax Contributions.
         (c) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant may withdraw any portion of the then value of the vested portion of his Baroid Plan Account which is attributable to Employer Contributions which were made to the Baroid Plan at least 24 months prior to the date of such withdrawal.
         (d) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant who has a combined period of participation in the Baroid Plan and the applicable Dresser Plan of at least 60 months may withdraw any portion of the then value of his Baroid Plan Account which is attributable to Employer Contributions made to the Baroid Plan.
         (e) In addition to other benefit forms available pursuant to the Dresser Plan upon termination of employment, a Baroid Plan Participant may elect to have his Baroid Plan Account distributed in equal annual installments over a fixed number of years not to exceed the lesser of fifteen years or his life expectancy.
         (f) The vested portion of a Baroid Plan Participant's Baroid Plan Account may be withdrawn on account of hardship, in accordance with the procedures and restrictions set forth in the Dresser Plans' hardship withdrawal provisions.
         (g) In addition and as an elective alternative to the normal benefit payment form available under the Dresser Plans upon termination of employment, a Baroid Plan Participant who terminates employment by reason of Disability or

Retirement may elect to receive his Baroid Plan Account in the form of a commercial annuity contract providing payments for the life of the Baroid Plan Participant if he is not married or a joint and survivor annuity providing payments for his life and a fifty percent surviving spouse annuity for the life of his surviving spouse if he is married. In lieu of the foregoing forms of annuity contract payments for his Baroid Plan Account under this subitem (g), a Baroid Plan Participant may elect a commercial annuity contract providing alternate forms of annuity payments. The terms of any commercial annuity contract distributed to a Baroid Plan Participant shall provide that payments under such annuity will commence immediately, subject to the Baroid Plan
Participant's rights to defer commencement of payments in accordance with applicable provisions of the Dresser Plans. The procedure for a Baroid Plan Participant to elect the commercial annuity contract form of distribution will be to deliver to the Committee a written notice of his interest in an annuity form of distribution. Upon receipt of such notice, the Committee will give the Baroid Plan Participant a written explanation in non-technical language of: (i) the terms and conditions of the annuity contract distribution form in general and of the normal annuity contract form of payment of the qualified joint and fifty percent surviving spouse form of annuity or, as applicable, the single life form of annuity, (ii) the Baroid Plan Participant's right to make, and to revoke, an election waiving the joint and fifty percent surviving spouse form of annuity or, as applicable, single life form of annuity, (iii) the financial effect upon his benefit (in terms of dollars per benefit payment) of his making or revoking an election to waive the qualified joint and fifty percent surviving spouse form of annuity, or, as applicable, single life form of annuity, (iv) the rights of his spouse with respect to his elections and (v) sufficient additional information to explain the relative values of alternative forms of payment under the annuity contract distribution option. The Committee will either mail or personally deliver the written explanation to the Baroid Plan Participant by such time as to reasonably assure that it will be received on or about the later of:
         (1) No more than ninety days prior to his entry date into the annuity contract: and
         (2) No less than thirty days prior to his entry date into the annuity contract.

         If an additional written explanation is due because of the Baroid Plan Participant's written request for additional information, such explanation may be personally delivered or mailed (first class, postage prepaid) within thirty days from the date of the Baroid Plan Participant's written request. The period within which the Baroid Plan Participant must make his election shall be the ninety-day period ending on his annuity starting date (as such term is defined in Code 417(f)(2)). The Baroid Plan Participant may revoke any election made (or make a new election) at any time during such election period. If, during such election period, the Baroid Plan Participant makes a written request to the Committee for additional information, the election period will be extended to the extent necessary, to include the ninety calendar days immediately following the furnishing of all the additional information to him. Once an insurance company has issued the form of annuity contract elected, the election period shall cease and the Baroid Plan Participant's annuity election shall be irrevocable. If a married Baroid Plan Participant whose benefits, in the absence of an election otherwise, would be paid in the joint and fifty percent surviving spouse form of annuity elects a different annuity form, such election must be in the form of a qualified election. A qualified election is a benefit election accompanied by a written waiver of the joint and fifty percent surviving spouse form of annuity which waiver along with, where applicable, the designation of a specific beneficiary other than the spouse and his specific form of benefit is consented to by his spouse in a writing which is witnessed by a representative of the Dresser Plan-A or the Dresser Plan-B, as applicable, or a notary public, which acknowledges the effect of the election and which may not be changed without the consent of the Baroid Plan Participant's spouse, except to elect a joint and fifty percent surviving spouse form annuity. Upon receipt of the executed forms wherein a Baroid Plan Participant elects the annuity contract distribution form and the type of annuity he desires to receive, the portion of his Accounts under the Dresser Plans which are governed by this subitem (g) shall be converted into cash and used to purchase a commercial annuity contract providing the annuity form of payment selected by the Baroid Plan Participant.
         (h) If a Baroid Plan Participant who is married and who has elected an annuity contract form of distribution pursuant to subitem (g) above (regardless of the form of payment he elected under such contract) dies prior to the purchase of such contract, 50% of his Baroid Plan Account shall be distributed to his surviving spouse (and any beneficiary designation or other election to the contrary shall be null and void) in the form of an annuity contract providing a single life annuity for the life of such spouse unless such spouse elects a lump sum payment or an alternate form of benefit provided in this subitem 8 or in the Dresser Plan-A, Dresser Plan-B or the Savings Plan, as applicable. If a Baroid Plan Participant who is married has elected an annuity contract form of distribution pursuant to subitem (g) above (regardless of the form of payment he elected under such contract), any withdrawals from or loans made from his Baroid Plan Account prior to the purchase of such contract shall be subject to the election and spousal consent rules described in subitem (g) above in the same manner as the Baroid Plan Participant's elections to take an annuity form of payment other than the joint and fifty percent surviving spouse annuity.
         (i) A Baroid Plan Participant who has terminated employment may elect to leave his Baroid Plan Account in the Dresser Plans for so long as and to the extent that such distribution deferral election does contravene the required distribution requirements of Code section 401(a)(9) and Treasury regulations promulgated thereunder.
         (j) This Item 8 is intended to preserve with respect to the account balances transferred to the Dresser Plans from the Baroid Plan Accounts all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose. To the extent that any form of benefit provided with respect to the Baroid Plan Accounts pursuant to this Item 8 is generally available under the Dresser Plans, a Baroid Plan Participant shall not have a separate benefit form election with respect to his Baroid Plan Account by virtue of this Item 8.
         9. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the Baroid Plan, as applicable, unless otherwise defined herein.
         10. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.

                                   APPENDIX C
              NEGOTIATED BENEFIT FOR THE BENTONITE (COLONY) UNION

         The Company shall make Matching Contributions during the Plan Year on behalf of each Member who is employed by the Company's Bentonite (Colony) Operation and is a member of a collective bargaining unit for each semi-monthly payroll period during such Plan Year that such Member makes Pretax or After-Tax Contributions to the Plan. The amount of a Matching Contribution made on behalf of a Member shall be equal to 50% of the Member's contribution (whether Pretax or After-Tax)which is not in excess of 4% of such Member's Earnings for the period for which such Matching Contribution is being made.

                                   APPENDIX D
                       MERGER OF DRESSER INDUSTRIES, INC.
                     STOCK PURCHASE PLAN WITH AND INTO THE
               DRESSER INDUSTRIES, INC. RETIREMENT SAVINGS PLANS


         WHEREAS, Dresser Industries, Inc. ("Dresser") has heretofore adopted the Dresser Industries, Inc. Stock Purchase Plan (the "Stock Purchase Plan"); and
         WHEREAS, Dresser froze the Stock Purchase Plan, effective as of December 31, 1997, thereby ceasing all contributions thereto; and
         WHEREAS, Dresser sponsors and maintains the Dresser Industries, Inc. Retirement Savings Plan-A (the "Dresser Plan-A"), the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B") and the Dresser Industries, Inc. Deferred Savings Plan (the "Dresser 145 Plan") (jointly, the "Dresser Plans") in which participants of the Stock Purchase Plan (the "Stock Purchase Plan Participants") are eligible to participate; and
         WHEREAS, Dresser desires to provide simultaneously for a split-up of the Stock Purchase Plan into functional components and for the mergers of the resulting components of the Stock Purchase Plan into Dresser Plan-A, Dresser Plan-B and Dresser 145 Plan, as appropriate:
         NOW, THEREFORE:
         1. Effective as of April 1, 1998, the accounts under the Stock Purchase Plan of Dresser employees eligible to participate in the Dresser Plan-A, the accounts under the Stock Purchase Plan of Dresser employees eligible to participate in the Dresser Plan-B and the accounts under the Stock Purchase Plan of Dresser employees eligible to participate in the Dresser 145 Plan are hereby transferred to and merged with and into, respectively, Dresser Plan-A, Dresser Plan-B and Dresser 145 Plan with the result that the provisions of the Dresser Plans replace the provisions of the Stock Purchase Plan in their entirety except as otherwise herein provided.
         The Stock Purchase Plan accounts of former employees will be transferred to the Dresser Plans in accordance with such employees' eligibility status immediately prior to termination.
         Pursuant to such mergers, the assets held under the Stock Purchase Plan shall be transferred to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in kind in shares of the common stock of Dresser ("Dresser Stock") (constituting the sole investment of the Stock Purchase Plan).
         2. Immediately after the merger of the relevant component of the Stock Purchase Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Stock Purchase Plan and the Dresser Plan-A had then terminated.
         Immediately after the merger of the component of the Stock Purchase Plan with and into the Dresser Plan-B, each Member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Stock Purchase Plan and Dresser Plan-B had then terminated.
         Immediately after the merger of the component of the Stock Purchase Plan with and into the Dresser 145 Plan, each Member of the Dresser 145 Plan shall, if the Dresser 145 Plan were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Stock Purchase Plan and Dresser 145 Plan had then terminated.
         The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401(a)(12) and 414(l) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.
         3. The provisions of Items 4 through 6 of this instrument shall be applicable to the accounts (the "Stock Purchase Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Stock Purchase Plan with and into the Dresser Plans of an individual ("Stock Purchase Plan Participant") who was a participant in the Stock Purchase Plan prior to such mergers.
         4. The Stock Purchase Plan Accounts of a Stock Purchase Plan Participant shall be governed by the provisions of the Dresser Plans as follows:

                  (a) The portion of a Stock Purchase Plan Account which is attributable to employee contributions to the Stock Purchase Plan shall be treated in the same manner as an After-Tax Account.
                  (b) The portion of a Stock Purchase Plan Account which is attributable to employer contributions (or a discount factor) shall be treated in the same manner as a Matching Account.
                  (c) A Stock Purchase Plan Participant's Stock Purchase Plan Account shall at all times be fully invested in shares of Dresser Stock unless such participant elects to invest such account in any of the other investment funds available under the Dresser Plans. Any such investment elections shall be subject to the investment election provisions of the Dresser Plans.
                  (d) At any time that a Stock Purchase Plan Participant's Stock Purchase Plan Account is invested in shares of Dresser Stock, such participant shall be entitled to direct the Trustee as to the voting of such shares and the Trustee shall vote such shares in accordance with such instructions. In order to assure confidentiality of voting, voting instructions from Stock Purchase Plan Participants shall be received by an independent third party selected by Dresser who shall count all votes received from Stock Purchase Plan Participants and collectively report the results to the Trustee without disclosing the identity of any such participants. Any shares of Dresser Stock for which voting instructions are not received shall be voted by the Trustee in its discretion.
         5. From and after transfer to the applicable Dresser Plan, each Stock Purchase Plan Participant shall at all times have a fully vested and nonforfeitable interest in his Stock Purchase Plan Account.
         6. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding, this Item 6 shall govern as to distributions and withdrawals from the Dresser Plans by the Stock Purchase Plan Participants:
                  (a) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plans, a Stock Purchase Plan Participant may withdraw as of the first day of any calendar month all but not less than all of the then-value of his Stock Purchase Plan Account. If the withdrawing Stock Purchase Plan Participant's Stock Purchase Plan Account was invested in shares of Dresser Stock at the time of such withdrawal, such withdrawal shall be distributed in the form of whole shares of Dresser Stock (with the value of any fractional shares being distributed in cash) unless the Stock Purchase Plan Participant elects that such withdrawal be distributed in cash.
                  (b) Stock Purchase Plan Participants' Stock Purchase Plan Accounts shall be distributed in accordance with the provisions of the Dresser Plans except that trust-to-trust spinoff and transfer provisions of the Dresser Plans shall not be applicable to such Stock Purchase Plan Accounts and such accounts shall be distributable following any termination of employment and no later than the end of the calendar quarter immediately following such termination of employment. If a terminating Stock Purchase Plan Participant's Stock Purchase Plan Account was invested in shares of Dresser Stock at the time such account is to be distributed, the distribution from such account shall be made in the form of whole shares of Dresser Stock (with the value of any fractional shares being distributed in cash) unless the Stock Purchase Plan Participant elects that such distribution be made in cash.
                  (c) A Stock Purchase Plan Participant's Stock Purchase Plan Account shall be fully subject to hardship withdrawals under the Dresser Plans' hardship withdrawal provisions.
                  (d) This Item 6 is intended to preserve with respect to the account balances transferred to the Dresser Plans from the Stock Purchase Plan Accounts all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose. To the extent that any form of benefit provided with respect to the Stock Purchase Plan Accounts pursuant to this Item 6 is generally available under the Dresser Plans, a Stock Purchase Plan Participant shall not have a separate benefit form election with respect to his Stock Purchase Plan Account by virtue of this Item 6.
         7. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the Stock Purchase Plan, as applicable, unless otherwise defined herein.
         8. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.